UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2006 (September 11, 2006)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Adoption of the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan
     At the 2006 Annual Meeting of Stockholders of Bob Evans Farms, Inc. (the “Company”) held on September 11, 2006, the Company’s stockholders approved the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “2006 Plan”). A description of the material terms of the 2006 Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 1, 2006. The 2006 Plan is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.
Compensation of Roger D. Williams
     On September 11, 2006, the Compensation Committee of the Company’s Board of Directors approved a revised compensation package for Roger D. Williams in connection with Mr. Williams’ promotion to President of Bob Evans Restaurants. The Compensation Committee increased Mr. Williams annual base salary to $467,000, effective retroactively to August 17, 2006, the date of Mr. Williams’ promotion.
     The Compensation Committee also took action regarding Mr. Williams’ annual cash incentive bonus for the fiscal year beginning April 29, 2006 and ending April 27, 2007 (“Fiscal 2007”). As previously disclosed, the Company’s annual cash bonus program provides that the amount of the cash bonus that an executive officer can receive is equal to a multiple of the executive officer’s Fiscal 2007 base salary (the “Base Salary Multiple”). The amount obtained by multiplying the executive officer’s annual base salary by his or her Base Salary Multiple is the executive officer’s “Target Cash Bonus.” Each executive officer’s Target Cash Bonus is at-risk, and will not be paid unless performance goals established by the Compensation Committee for Fiscal 2007 are achieved. The Compensation Committee increased Mr. Williams’ Base Salary Multiple from 50% to 60%, effective August 17, 2006, and established the following additional performance goals for Mr. Williams for the third and fourth quarters of Fiscal 2007: Bob Evans Restaurant Division operating income; guest loyalty index; creation and maintenance of a product innovation calendar; and annualized sales for new Bob Evans Restaurants.
     The Compensation Committee also revised Mr. Williams’ Fiscal 2007 performance goals under the Company’s Performance Incentive Plan. Prior to his promotion, Mr. Williams’ performance goals under the Performance Incentive Plan were earnings per share (weighted 25%) and total food products division operating income (weighted 75%). For the third and fourth quarters of Fiscal 2007, Mr. Williams’ performance goals under the Performance Incentive Plan will be earnings per share (weighted 25%) and Bob Evans Restaurant division operating income (weighted 75%).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 11, 2006, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company elected Bryan G. Stockton as a director to fill the vacancy created by the resignation of Daniel E. Evans on August 24, 2006. Mr. Stockton will serve with the class of directors who will hold office until the 2007 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors also appointed Mr. Stockton to the Compensation Committee of the Board.

     The Company issued a news release on September 13, 2006, announcing Mr. Stockton’s election to the Board. A copy of the news release is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 11, 2006, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws (the “Bylaws”) in connection with the Board’s decision to eliminate the position of President and Chief Operating Officer. Specifically, the Board: (1) eliminated Section 5.07 of the Bylaws, which sets forth the duties of the President and Chief Operating Officer and (2) removed the reference to President and Chief Operating Officer from Section 5.01 of the Bylaws which sets forth the officers of the Company.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through September 11, 2006

3.2	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through September 11, 2006 — marked to show amendments made September 11, 2006

10	Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan

99	News release issued by Bob Evans Farms, Inc. on September 13, 2006, announcing the election of Bryan G. Stockton to the Board of Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: September 14, 2006	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 14, 2006

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through September 11, 2006

3.2	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through September 11, 2006 — marked to show amendments made September 11, 2006

10	Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan

99	News release issued by Bob Evans Farms, Inc. on September 13, 2006, announcing the election of Bryan G. Stockton to the Board of Directors